EXHIBIT 23.1



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        KPMG LLP
        Chartered Accountants

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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
E*Comnetrix Inc.

We hereby consent to the incorporation by reference to the Registration Statements on Form S-8 (Registration Number 333-10826, 333-12078 and 333-12916) of E*Comnetrix Inc. (formerly, USV Telemanagement Inc.) of our report dated March 2, 2001 relating to the consolidated balance sheets of E*Comnetrix Inc. (formerly USV Telemanagement Inc.) as at December 31, 2000 and 1999, and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2000, 1999 and 1998 which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 2000.



/s/ KPMG LLP

Vancouver, Canada
May 9, 2001